Exhibit 10.5

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of July 11, 2011 (the "Effective Date") by and between SkyPeople Fruit Juice, a Florida corporation (the "Company"), and John W. Smagula (the "Indemnitee").

WITNESSETH THAT:

WHEREAS, the Company recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

WHEREAS, the statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

WHEREAS, the Company and Indemnitee recognize that plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors and officers;

WHEREAS, the Company believes that it is unfair for its directors and officers to assume the risk of huge judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

WHEREAS, the Company, after reasonable investigation, has determined that the liability insurance coverage presently available to the Company may be inadequate in certain circumstances to cover all possible exposure for which Indemnitee should be protected. The Company believes that the interests of the Company and its shareholders would best be served by a combination of such insurance and the indemnification by the Company of the directors and officers of the Company;

WHEREAS, the Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation") authorizes, and the Bylaws of the Corporation (the "Bylaws"; together with the Articles of Incorporation, the "Charter") requires, that the Corporation indemnify its directors and officers to the fullest extent authorized and permitted by the Florida Business Corporation Act, as amended and supplemented from time to time (the "Florida Statutes");

WHEREAS, Section 607.0850 of the Florida Statutes, under which the Company is organized, empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 607.0850 of the Florida Statutes is not exclusive;

WHEREAS, Section 607.0831 of the Florida Statutes states that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director;

WHEREAS, the Board of Directors of the Company (the "Board") has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Company and its shareholders;

WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Company free from undue concern for unwarranted claims for damages arising out of or related to such services to the Company;

WHEREAS, the Indemnitee does not regard the protection available under the Company's Charter and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve the Company as a director without adequate protection, and the Company desires that the Indemnitee serve in such capacity. The Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provisions of the Company's Charter, and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder.

NOW, THEREFORE, in consideration of the Indemnitee's Corporate Status (as hereinafter defined) , the parties hereto agree as follows:

1. Indemnity of the Indemnitee. The Company hereby agrees to, in connection with the Indemnitee's Corporate Status (as hereinafter defined), hold harmless and indemnify the Indemnitee to the fullest extent permitted by applicable law, as such law may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), the Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

(b) Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the court in which such Proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on the merits or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.

2. Contribution.

(a) Whether or not the indemnification provided in Section 1 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), to the fullest extent permitted under applicable law, the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), to the fullest extent permitted under applicable law, the Company shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefits may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than the Indemnitee who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and the Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) To the fullest extent permitted under applicable law, the Company hereby agrees to fully indemnify and hold the Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than the Indemnitee, who may be jointly liable with the Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

3. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

4. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance, to the extent not prohibited by law, all Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding by reason of the Indemnitee's Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence each of the Expenses incurred by the Indemnitee for which he seeks advancement and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses. Advances shall be made without regard to Indemnitee's ability to repay Expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. Any advances and undertakings to repay pursuant to this Section 4 shall be unsecured and interest free. This Section 4 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 8.

5. Claims for Indemnification. It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are as favorable as may be permitted under applicable law, including without limitation the Florida Statues and public policy of the State of Florida. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any Proceeding or any claim, issue or matter therein with regard to which Indemnity will or could be sought under this under this Agreement, the Company's Charter or any other obligation whatsoever of the Company to indemnify the Indemnittee or for which insurance coverage could be available:

(a) Whenever any Proceedings shall arise, to obtain indemnification under this Agreement, the Indemnitee shall notify the Company promptly in writing and in any event within thirty (30) days after the Indemnitee has actual knowledge of the facts constituting the basis for such Proceeding or any claim, issue or matter therein; provided, however, that with respect to any Proceeding (or any claim, issue or matter therein), that was initiated prior to the Effective Date, the Indemnitee shall notify the Company promptly in writing within the later of (X) ten (10) days after the effectiveness of this Agreement, and (Y) thirty (30) days after the Indemnitee has actual knowledge of the facts constituting the basis for such Proceeding (or any claim, issue or matter therein) (such notice, the "Indemnification Notice"). The Indemnification Notice shall specify all facts known to the Indemnitee giving rise to such indemnification right and the amount or an estimate of the amount of liability (including estimated expenses) arising therefrom.

(b) Any indemnification under this Agreement shall be made no later than thirty (30) days after receipt by the Company of the Indemnification Notice, unless a determination is made within such thirty (30) day period by (X) the Board by a majority vote of a quorum consisting of directors who were not parties to the Proceeding described in the Indemnification Notice, or (Y) Independent Counsel (as hereinafter defined), agreed to by the Company, in a written opinion (which counsel shall be appointed if such a quorum is not obtainable), that the Indemnitee has not met the relevant standards for indemnification under this Agreement. Independent Counsel may be appointed by a majority vote of a quorum consisting of directors, notwithstanding that any such directors are parties to the Proceeding described in the Indemnification Notice.

(c) If and when a determination with respect to the Indemnitee's lack of entitlement to indemnification hereunder is made pursuant to Section 5(b), the person or persons or entity making such determination shall first presume that the Indemnitee is entitled to indemnification under this Agreement and shall thereafter have the burden of persuasion by clear and convincing evidence that the Indemnitee has not met the applicable standard of conduct to be entitled to indemnification under this Agreement, the Company's articles of incorporation, the bylaws and other obligations of the Company to indemnify the Indmnitee pursuant to which the Indemnitee is claiming the right to indemnification.    Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper under the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(d) To the maximum extent permitted by applicable law, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee's action was based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 5(d) are satisfied, it shall in any event be presumed that the Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(e) The Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to the Indemnitee's lack of entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee's lack of entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

(f) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding or any claim, issue or matter therein to which the Indemnitee is a party is resolved in any manner other than by adverse judgment against the Indemnitee (including, without limitation, settlement of such Proceeding or claim, issue or matter therein with or without payment of money or other consideration) it shall be presumed that the Indemnitee has been successful on the merits or otherwise in such Proceeding or claim, issue or matter therein; provided, however, that the Indemnitee shall not be entitled to indemnification under this Agreement with respect to any settlement unless the Company shall have consented to such settlement, which consent shall not be unreasonably withheld. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(g) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

(h) The Company will be entitled to participate in the Proceeding at its own expense.

6.      Remedies of the Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 5 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement,

(ii) advancement of Expenses is not timely made pursuant to Section 4 of this Agreement,
(iii) payment of indemnification is not made pursuant to this Agreement within thirty (30) days after receipt by the Company of the Indemnification Notice, or (iv) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication in a forum designated in Section 18, of the Indemnitee's entitlement to such indemnification. The Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 6(a). The Company shall not oppose the Indemnitee's right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 5(b) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 6 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of the adverse determination under Section 5(b).

(c) If a determination shall not have been made pursuant to Section 5(b) of this Agreement that the Indemnitee is not entitled to indemnification, the Company may not assert a contrary determination in any judicial proceeding commenced pursuant to this Section 6, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee's misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that the Indemnitee, pursuant to this Section 6, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors' and officers' liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 11 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. Except to the extent otherwise provided in this Agreement, the Company shall indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such expenses to the Indemnitee, which are incurred by the Indemnitee in connection with any action brought by the Indemnitee for indemnification or for an advance of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Any request by the Indemnitee for payment of expenses under this Section 6 shall be accompanied by reasonable evidence each of the expenses for which payment is sought by the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any expenses advanced if it shall ultimately be determined by the court or arbitrator that the Indemnitee acted in bad faith or such payment is prohibited by applicable law. Advances shall be made without regard to Indemnitee's ability to repay and without regard to Indemnitee's ultimate entitlement to indemnification. Any advances and undertakings to repay pursuant to this Section 6 shall be unsecured and interest free.

7.       Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and the right to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Charter, as may be amended from time to time, any agreement, a vote of shareholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect of any action taken or omitted by the Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Florida Statutes, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Charter, as may be amended from time to time, and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Indemnitee, as applicable, shall be covered in his capacity as such by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary, as applicable, under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

8. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to indemnify the Indemnitee in connection with any claim made against the Indemnitee:

(a) for which payment has actually been made to or on behalf of the Indemnitee under any Company insurance policy or other indemnity provision or agreement (including, without limitation, any indemnity or expense advancement from another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, unless the payment received from the Company pursuant to this Agreement is remitted to the payor of such indemnity or expense advancement), except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) except as provided in Section 6(e) in connection with any Proceeding (or any part of any Proceeding) initiated by the Indemnitee, including without limitation any Proceeding (or any part of any Proceeding) initiated by the Indemnitee against the Company or its directors, officers, employees or other Indemnitees, unless (i) the Board specifically authorized the Indemnitee to bring the Proceeding (or part of the Proceeding, as applicable) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

9. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director of the Company (or is or was serving at the request of the Company as a director, officer, employee, trustee, partner, member or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the Indemnitee shall be, or may become, subject to any Proceeding (or any proceeding commenced under Section 6 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

10. Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as a director of the Company.

          11. Definitions. For purposes of this Agreement:

(a) "Corporate Status" describes the status of a person who is or was, or has agreed to become, a director, officer, employee, agent, trustee, partner, member or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(b) "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(c) "Enterprise" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that the Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent, trustee, partner, member or fiduciary.

(d) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees and expenses of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other reasonable disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent and, for purposes of Section 6(e) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

(e) "Independent Counsel" means a law firm, a member of a law firm, or a solo practitioner, that is experienced in matters of Florida corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

(f) "Proceeding" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that the Indemnitee is or was an officer or director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer or director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an the Indemnitee pursuant to Section 6 of this Agreement to enforce his rights under this Agreement and any others prohibited hereunder. For purposes of clarification only, "Proceeding" shall include, without limitation, (i) the federal securities class action commenced against, among other persons, the Company, Yongke Xue and Xiaoqin Yan by plaintiff Paul Kubala, Individually and on Behalf of All Other Similarly Situated, in the United States District Court Southern District of New York on or about April 20, 2011, as amended (the "Kubala Proceeding"), and (ii) the federal class action commenced against, among other persons, the Company, each member of the Board of Directors and the Company's Chief Financial Officer, Spring Liu, by plaintiff Benjamin L. Padnos, Individually and on Behalf of All Other Similarly Situated, in the United States District Court Southern District of New York on or about June 20, 2011, as amended (the "Padons Proceeding"), and (iii) additional proceedings, if any, against the Corporation and/or its directors and officers based on allegations and claims similar to those made in the Kubala Proceeding and/or Padnos Proceeding.

12. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon the Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

13. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

14. Notice By the Indemnitee. The Indemnitee agrees to promptly notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

15. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by facsimile with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error if sent during normal business hours of the recipient, and if not during normal business hours, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To the Indemnitee at the address set forth below the Indemnitee signature hereto.

(b) To the Company at:

16F, National Development Bank Tower, No. 2,
Gaoxin 1st. Road, Xi'an, PRC Facsimile:     86 (29) 88377295
Attention:     Chief Executive Officer E-mail: vicent_xue@skypeoplejuice.com

With a copy, such copy shall not constitute notice, to

Winston & Strawn, LLP
Unit 3105 - 3106, Shanghai Kerry Centre
1515 Nanjing Road West, Jingan
Shanghai 200040

Attention: Laura H. Luo, Esq. Facsimile: 86 (21) 5298 5262 E-mail: lluo@winston.com or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be. For purposes of this Agreement, "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks located in the State of New York are authorized or required to be closed.

16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

18. Governing Law and Consent to Jurisdiction. This Agreement, the performance of this Agreement and any and all matters arising directly or indirectly herefrom or therefrom, and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to its conflict of laws rules. The Company and the Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in a state court of competent jurisdiction located in Broward County or Palm Beach County in the State of Florida (the "Florida Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Florida Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Florida Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Florida Court has been brought in an improper or inconvenient forum.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

SKYPEOPLE FRUIT JUICE, INC.

By: /s/ Yongke Xue
Name: Yongke Xue
Title: Chief Executive Officer & President

THE INDEMNITEE

/s/ John Smagula
Name: John W. Smagula
Address: 3036 Fanshaw St., Philadelphia PA 19149